AMENDMENT NO. 4
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                               COLONIAL TRUST I


         WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (Declaration of Trust) dated November 15, 1991, as amended, of Colonial Trust I (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Colonial Trust I, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Liberty Funds Trust I" and have authorized the following amendment to said Declaration of Trust:

         Section 1 of Article I is hereby amended to read in its entirety as follows:

                Section 1. This Trust shall be known as "Liberty Funds Trust I" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of April 1, 1999.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this April 1, 1999.

--------------------------------------------------------       -------------------------------------------------------
Robert J. Birnbaum                                             William E. Mayer
--------------------------------------------------------       -------------------------------------------------------
Tom Bleasdale                                                  James L. Moody, Jr.
--------------------------------------------------------       -------------------------------------------------------
John V. Carberry                                               John J. Neuhauser
--------------------------------------------------------       -------------------------------------------------------
Lora S. Collins                                                Thomas E. Stitzel
--------------------------------------------------------       -------------------------------------------------------
James E. Grinnell                                              Robert L. Sullivan
--------------------------------------------------------       -------------------------------------------------------
Richard W. Lowry                                               Anne-Lee Verville
--------------------------------------------------------
Salvatore Macera


Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )

         Then  personally   appeared  the  above-named   Trustees  and  executed
Amendment No. 4 to the Amended and Restated Agreement and Declaration of Trust of Colonial Trust I as their free act and deed, before me, this March 18, 1999.

                                               Mary P. Mahoney
                                               Notary Public

                                               My Commission Expires:  2/22/2002